UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 5, 2026

GERON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-20859	75-2287752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

919 E. HILLSDALE BLVD., SUITE 250

FOSTER CITY, CALIFORNIA 94404

(Address of principal executive offices, including zip code)

(650) 473-7700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	GERN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Pharmakon Loan Agreement Amendment

On January 5, 2026, Geron Corporation (“we” or the “Company”) entered into that certain first amendment to loan agreement (the “First Amendment Agreement”) with BioPharma Credit Investments V (Master) LP and BPCR Limited Partnership (each, a “Lender”), which are investment funds managed by Pharmakon Advisors, LP, and BioPharma Credit PLC, as collateral agent (the “Agent”), which amends the terms of that certain Loan Agreement, dated as of November 1, 2024 (the “Loan Agreement”, and as amended by the First Amendment Agreement, the “Amended Loan Agreement), by and among the Company, the Lenders and the Agent. The Amended Loan Agreement provides for a 5-year senior secured term loan facility of up to $250.0 million, divided into three committed tranches: (i) a Tranche A Loan in an aggregate principal amount of $125.0 million (the “Tranche A Loan”) which was funded on November 1, 2024 (the “Tranche A Closing Date”); (ii) a Tranche B Loan in an aggregate principal amount of $75.0 million (the “Tranche B Loan”) which is available, subject to certain limited conditions, at the Company’s option; and (iii) a Tranche C Loan in an aggregate principal amount of $50.0 million (the “Tranche C Loan”, and together with the Tranche A Loan and the Tranche B Loan, collectively, the “Term Loans”) which is available to the Company upon reaching a specified trailing twelve-month RYTELO™ revenue milestone. The First Amendment Agreement extended the outside date for requesting the Tranche B Loan and the Tranche C Loan, once available, from December 31, 2025 to July 30, 2026.

We may elect to prepay the Term Loans in part or in whole prior to the Maturity Date with such prepayments being subject to a prepayment premium equal to the principal amount so prepaid multiplied by 3% if made prior to the 3rd anniversary of the funding date of the applicable Term Loan, 2% if made on or after the 3rd anniversary of the funding date of the applicable Term Loan but prior to the 4th anniversary of the funding date of the applicable Term Loan, and 1% if made on or after the 4th anniversary of the funding date of the applicable Term Loan but prior to the Maturity Date. In addition to the prepayment premium, prepayments of any Term Loan prior to a specified date (the “Makewhole Date”) are subject to a makewhole amount equal to the sum of all interest that would have accrued from the date of such payment through such Makewhole Date. The First Amendment Agreement extended the Makewhole Date from November 1, 2026 to May 1, 2027.

Except as described above, the terms of the Loan Agreement were unchanged. The foregoing description of the First Amendment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the First Amendment Agreement, a copy of which we expect to file with the U.S. Securities and Exchange Commission as an exhibit to our annual report on Form 10-K for the fiscal year ended on December 31, 2025.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERON CORPORATION

Date: January 6, 2026	By:	/s/ Michelle Robertson
	Name:	Michelle Robertson
	Title:	Executive Vice President, Chief Financial Officer and Treasurer